FIRST AMENDMENT TO
SHAREHOLDER PROTECTION RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO SHAREHOLDER PROTECTION RIGHTS AGREEMENT (the “Amendment”), dated as of November 20, 2015 (the “Amendment Effective Date”), between ParkerVision, Inc., a Florida corporation (the “Company”), and American Stock Transfer and Trust Company, as rights agent (the “Rights Agent”).

W I T N E S S E T H

WHEREAS, the Company previously entered into a Shareholder Protection Rights Agreement, dated as of November 21, 2005, with the Rights Agent (the “Rights Agreement”); and

WHEREAS, the Company wishes to amend the Rights Agreement as further set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Rights Agreement is hereby amended as of the Amendment Effective Date as follows:

1.            The definition of “Exercise Price” in Section 1.1 (Certain Definitions) of the Rights Agreement is amended and restated to read in its entirety as follows:

“Exercise Price” shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right.  Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $1.45.”

2.            The definition of “Expiration Time” in Section 1.1 (Certain Definitions) of the Rights Agreement is amended and restated to read in its entirety as follows:
“Expiration Time” shall mean he earliest of (i) the Exchange Time, (ii) the Redemption Time, and (iii) November 20, 2020.

3.            Exhibit A to the Rights Agreement is amended and restated to read in its entirety as set forth in Exhibit A to this Amendment.

4.            Except as amended pursuant to this Amendment, the Rights Agreement shall remain in full force and effect in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be duly executed, all as of the day and year first above written.

PARKERVISION, INC.

By:	/s/ Jeffrey L. Parker
	Name:	Jeffrey L. Parker
	Title:	Chief Executive Officer

AMERICAN STOCK TRANSFER
AND TRUST COMPANY, as Rights Agent

By:	/s/ Jennifer Donovan
	Name:	Jennifer Donovan
	Title:	Senior Vice President